Exhibit 99.2

Loan Purchase Summary

($ in thousands)
Loan Portfolio Composition	Balance	% of Portfolio
1-4 Family	$10,955	7.4%
Agricultural & Farm	6,888	4.6%
Commercial & Industrial	20,508	13.8%
Multi-Family	2,375	1.6%
Consumer	2,033	1.4%
Non-farm & Non-residential - Non Owner Occupied	51,599	34.6%
Non-farm & Non-residential - Owner Occupied	54,649	36.7%
Total	$149,007	100.0%

Weighted Average Rate: 6.4%

Branch Purchase Summary

($ in thousands)
Deposit Portfolio Composition	Balance	% of Portfolio
Transaction	$87,665	61.2%
Time	55,659	38.8%
Total	$143,324	100.0%

Weighted Average Rate: 1.05%